Exhibit 24.2

POWER OF ATTORNEY

WHEREAS, MONEYLION INC., a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended (the “Act”), an Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-263775) of the Company (the “Registration Statement”).

NOW, THEREFORE, the undersigned hereby appoints Diwakar Choubey and Richard Correia, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 27th day of April, 2022.

/s/ Mark Torossian
Mark Torossian
Chief Accounting Officer